EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

Th	e Board of Directors
Ge	nesis Microchip Incorporated:

We consent to the use of our reports on the consolidated financial statements of Genesis Microchip Incorporated incorporated herein by reference and to the reference to our firm under the heading “Experts” in the joint proxy statement/prospectus.

/s/	KPMG LLP

To	ronto, Canada
Jan	uary 7, 2002